Exhibit 1.1

_____________ Shares

IBEX Holdings Limited

Common Shares, par value $0.000111650536 per share

UNDERWRITING AGREEMENT

__________, 2018

_____________, 2018

ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY & CO.

As Representatives of the Several Underwriters
Identified in Schedule I Annexed Hereto
c/o Robert W. Baird & Co. Incorporated
227 West Monroe Street
Chicago, IL 60606

Ladies and Gentlemen:

IBEX Holdings Limited, a company organized under the laws of Bermuda (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated herein, an aggregate of _______________ common shares, par value $0.000111650536 per share, of the Company (the “Firm Shares”).

The Company proposes to issue and sell to the several Underwriters, subject to the terms and conditions stated herein, up to an additional ______________ common shares, par value $0.000111650536 per share, of the Company (the “Additional Shares”), if and to the extent that Robert W. Baird & Co. Incorporated (“Baird”) and Piper Jaffray & Co. (“Piper”) (together with Baird, the “Representatives”), as Representatives of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, par value $0.000111650536 per share, of the Company to be outstanding after giving effect to the issuance and sales contemplated hereby are hereinafter referred to as the “Common Shares.”

1. Registration Statement. The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (file no. 333-223184), including a preliminary prospectus, relating to the public offering of the Shares (the “Offering”). The registration statement, as amended at the time it became effective, including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of the registration statement pursuant to Rule 424 under the Securities Act or otherwise deemed to be part of the registration statement pursuant to Rule 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this underwriting agreement (the “Agreement”) file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus (in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) that meets the requirements of Section 10(a) of the Securities Act (the “Prospectus”).   The term “Preliminary Prospectus,” means any preliminary prospectus included in the Registration Statement (and any amendments thereto) immediately before it is declared effective by the Commission, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits certain information as permitted by Rule 430A under the Securities Act. The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).  The “Prospectus” shall be deemed to include the “electronic Prospectus” provided for use in connection with the Shares as contemplated by Section 6(b) of this Agreement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means _:__ p.m. (Central Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act.  As used herein, “Testing-the-Waters Communication” means any oral or written communication by the Company or any person authorized to act on behalf of the Company, with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Permitted Testing-the-Waters Communication” means any Written Testing-the-Waters Communication specifically authorized and approved by the Company to be made by the Representatives.

The Company has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (file no. ____________) to register the Common Shares under Section 12(b) or (g) of the Exchange Act, as applicable.

1.          Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters on the date hereof, on the Closing Date and on each Option Closing Date, if any, that:

(a)          The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)          The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424, 430A and 430C under the Securities Act).

(c)          (i) The Registration Statement, when it became effective and at the time of execution of this Agreement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; (iii) at the time of filing thereof with the Commission, the Preliminary Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the omission of certain information as permitted by Rule 430A under the Securities Act); (iv) the Preliminary Prospectus furnished to the Underwriters for delivery to prospective investors complied in all material respects with the applicable requirements of the Securities Act (including, without limitation, the requirements of Section 10 of the Securities Act); (v) the Time of Sale Prospectus at the Time of Sale did not, and at the Closing Date and, if applicable, at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus that has not been superseded or modified and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (vii) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) each individual Written Testing-the-Waters Communication, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were  made, not misleading; and (ix) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, the Permitted Free Writing Prospectus, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendments or supplements (or prospectus wrapper) thereto based upon or in reliance upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the statements contained in the ___, _____ and ____ paragraphs of the “Underwriting” section of the Time of Sale Prospectus and Prospectus (collectively, the “Underwriter Information”).

(d)          Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses and/or any Permitted Testing-the-Waters Communication; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses in connection with the offer or sale of the Shares, without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses, any Permitted Testing-the-Waters Communication and road shows furnished or presented to the Representatives before first use.  Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance, in all material respects, with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and Rule 433 under the Securities Act; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the Offering, as filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; and, in the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act.

(e)          The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated by the Registration Statement.

(f)          From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g)          The Company (i) has not alone engaged in any Testing-the-Waters Communication, (ii) has not authorized anyone other than the Representatives to engage in such communications, (iii) has not distributed any Written Testing-the-Waters Communication, and (iv) each Written Testing-the-Waters Communication, if any, does not and will not, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(h)          The Shares are approved for listing on the Nasdaq Global Market (the “Exchange”), subject only to official notice of issuance.

(i)          Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing (to the extent this concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified by or be in good standing would not individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), management or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially impair the ability of the Company to perform its obligations contemplated under this Agreement. All of the issued equity securities of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, security interests, equities or claims, except for any liens, encumbrances, security interests, equities or claims described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(j)          This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(k)          The authorized, issued and outstanding capitalization of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject, in each case, to the issuance of common shares upon exercise of share options and warrants disclosed as outstanding in the Registration Statement, Time of Sale Prospectus and the Prospectus, as the case may be, and the grant of options under existing share option plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The authorized share capital of the Company conforms in all material respects, as to legal matters, to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no Common Shares of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Common Shares of the Company, (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Shares or any other securities of the Company, and (iv) the Company has not granted to any person or entity a share option or other equity-based award of or to purchase Common Shares or any other securities of the Company pursuant to an equity-based compensation plan or otherwise.

(l)          The common shares of the Company outstanding prior to the issuance of the Firm Shares have been duly authorized, are validly issued, fully paid and non‑assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights, in each case except as otherwise described in the Registration Statement, Preliminary Prospectus and the Prospectus.

(m)          The Firm Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of such Firm Shares will not be subject to or in violation of any preemptive or similar rights.

(n)          Except as disclosed in the Prospectus, neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under this Agreement, will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the articles or certificate of incorporation or bylaws (or charter  and other organizational documents) of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound, except in the case of clauses (i) and (iii) above, for any breach, violation, conflict, contravention, imposition or default as would not reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving or notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption of repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o)          No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) such approvals as have been obtained in connection with the listing of the Shares on the Exchange, (iv) under the FINRA Rules, or (v) if at any time the Shares are not listed on an “Appointed Stock Exchange” (as defined in the Notice to the Public of June 2005 issued by the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 and related regulations), the no objection of the Bermuda Monetary Authority to the issue of the Shares.

(p)          There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Exchange), other than such Actions that are described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.

(q)          The Company and its subsidiaries are not, and, after giving effect to the Offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none of them will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)          The Company’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(s)          BDO LLP has certified certain financial statements and the supporting schedules of the Company included in the Registration Statement, Time of Sale Prospectus and Prospectus, and is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(t)          The historical audited and unaudited combined financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and its subsidiaries for the periods specified and comply in all material respects with the requirements of the Securities Act and the Exchange Act and comply with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company and its subsidiaries to which such data relate; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the Company and its subsidiaries do not have any other material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or “variable interest entities”), not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(u)          All statistical or market-related data included in the Registration Statement, Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(v)          Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (a) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign and U.S. federal, state and local laws, regulations, requirements, decisions and orders relating to pollution, protection of the Environment,  protection of human health and safety (as such is affected by Hazardous Materials including those relating to the Release or threat of Release of Hazardous Materials), and, Hazardous Materials (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and own and operate their properties; (iii) have not received notice of any actual or potential liability under, or actual or alleged violation of, any Environmental Law, including for investigation or remediation of any disposal or release of Hazardous Materials, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or violation, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (b) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.  For purposes of this Agreement, “Environment” means ambient air, surface water, groundwater, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including, without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(w)          Except as disclosed in the Registration Statement or as have been waived, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(x)          Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(y)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations or earnings of the Company and its subsidiaries, taken as a whole; (ii) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, in each case that is material to the Company and its subsidiaries, taken as a whole; (iii) the Company and its subsidiaries have not sustained any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that is material to the Company and its subsidiaries, taken as a whole; (iv) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (v) there has not been any material change in the share capital, short‑term debt or long‑term debt of the Company and its subsidiaries, taken as a whole: except in each such case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(z)          The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except those (i) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) that, individually, or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (iii) that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(aa)          Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate rights to use or are licensed to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) the conduct of their respective businesses does not infringe, misappropriate or otherwise violate any such rights of others and (iii) the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(bb)          Except (1) as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (2) as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or subsidiaries’ suppliers, dealers or customers. To the knowledge of the Company, there has been no violation by the Company or any of its subsidiaries of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries in any material respect and except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc)          The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such reasonably foreseeable losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(dd)          Except (1) as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (2) in each case as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and (ii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(ee)          No subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s share capital, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Prospectus.

(ff)          The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, including Section 402 thereof.

(gg)          To the extent required by the Exchange Act, the Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any material weakness or significant deficiency in its internal controls over financial reporting.

(hh)          To the extent required by the Exchange Act, the Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, that is required to be disclosed by the Company in reports that it will file or maintain under the Exchange Act, is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective in all material respects in performing the functions for which they were established.

(ii)          Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements (i) referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect or (ii) filed as an exhibit to, the Registration Statement; and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except in such cases that would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)          There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required under the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.

(kk)          All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due from such entities have been timely paid, other than those either (i) being contested in good faith or for which an extension of the filing deadline has been requested and for which adequate reserves have been provided or (ii) which, if not paid, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ll)          Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, authorized agent or representative, in each case, in the course of acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) unlawfully made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom to the extent applicable, or any other applicable anti-bribery or anti-corruption law; or (iv) unlawfully made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce risk-based policies and procedures designed to promote and ensure their continued compliance with all applicable anti-bribery and anti-corruption laws to the extent required by applicable law.

(mm)          The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), the applicable money laundering statutes of all jurisdictions in which the Company or its subsidiaries operate, the applicable rules and regulations thereunder and any related or similar applicable rules, regulations or mandatory guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or any of its subsidiaries with respect to a violation of Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)          Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, authorized agent or representative, in each case is currently the subject or target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of State and the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”).  The Company will not knowingly, in violation of applicable Sanctions, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that intends to use such proceeds for the purpose of financing the activities of any person currently subject to Sanctions without obtaining an appropriate license from the U.S. Government or otherwise complying with any exceptions to the relevant Sanction.

(oo)          Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp)          Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(qq)          Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of Bermuda or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Bermuda, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(rr)          Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Bermuda, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ss)          Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Bermuda, without reconsideration or reexamination of the merits; provided, that (i) the court which gave the judgement was competent to hear the action in accordance with private international law principles as applied in Bermuda and (ii) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to national justice and is not based on an error in Bermuda law.

(tt)          The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of Bermuda, subject to the restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The Company has the power to submit, and pursuant to Section 23 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(uu)          The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Bermuda law or public policy.

(vv)          Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company does not believe that it (i) was a passive foreign investment company (a “PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), for any taxable year ending prior to the Offering and sale of the Shares, and (ii) will not be a PFIC for the taxable year including the date of the Offering and sale of the Shares. Based upon its current ownership, the Company believes that it is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be, a “controlled foreign corporation” as defined by the Code.

(ww)          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no approvals are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares.  Under current laws and regulations of Bermuda and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Bermuda, and no such payments made to the holders thereof or therein who are non-residents of Bermuda will be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(xx)          The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Time of Sale Prospectus, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(yy)          A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares, subject to Section 23 (Submission to Jurisdiction) of this Agreement, and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Bermuda may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(zz)          The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

2.          Agreements to Sell and Purchase. The Company hereby agrees to issue and sell _____ Firm Shares to the several Underwriters at a price of $______ per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, the Company hereby agrees to issue and sell up to the total number of Additional Shares to the Underwriters at the Purchase Price, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the total number of Additional Shares at the Purchase Price.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice.  Additional Shares may be purchased by the Underwriters solely for the purpose of covering over‑allotments made in connection with the Offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.          Terms of Public Offering. It is understood that the Underwriters propose to offer the Shares for sale to the public initially at $____ per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $____ per share under the Public Offering Price, as set forth in the Prospectus.

4.          Payment and Delivery. Payment for the Firm Shares to be issued and sold by the Company shall be made to the Company in Federal or other funds immediately available in Chicago against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on ____________, 2018, or at such other time on the same or such other date, not later than _________, 2018, as shall be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in Chicago against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 2018, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid against payment of the Purchase Price therefor. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 12:00 p.m., Central Time, on the business day prior to the Closing Date or Option Closing Date, as the case may be.

5.          Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct in all material respects, the condition that the Company has performed in all material respects its obligations required to be performed prior to the Closing Date and the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any change, in the assets, business, condition (financial or otherwise), management, operations, earnings of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Representatives’ judgment, so material and adverse as to make it impracticable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that (i) the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct in all material respects as of the Closing Date or such Option Closing Date, as the case may be; (ii) that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission, and as to such other matters as the Representatives may reasonably request.  The delivery of the certificate provided for in this Section 5(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c)          The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of DLA Piper LLP (US), outside counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters; in rendering such opinion, DLA Piper LLP (US) may rely as to matters of fact (but not as to legal conclusions) to the extent they deem proper, on certificates of responsible officers of the Company.

(d)          The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of ASW Law Limited, Bermuda counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e)          The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Goodwin Procter LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Goodwin Procter LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

(f)          The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO LLP, addressed to the Underwriters and copied to each member of the Company’s board of directors who signed the Registration Statement at any time, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date and each Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than five days prior to the delivery thereof.

(g)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(c) hereof, and any issuer free writing prospectus or other material required to be filed by the Company pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act and in accordance with Section 6(c) hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction, decree or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(h)          The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the officers, directors and certain shareholders of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)          The Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(j)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(k)          The Underwriters shall have received, on the date hereof and the Closing Date, a certificate of the principal financial officer of the Company dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, containing statements and information with respect to certain financial information contained in the Time of Sale Prospectus and the Prospectus.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares.

6.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in Chicago, Illinois, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(g) or 6(h) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments (including prospectus wrappers) thereto or to the Registration Statement as the Representatives may reasonably request.

(b)          To cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives and the other Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the Offering of the Shares.  As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, including, but not limited to, portable document format, or PDF, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares; and (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate.  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(c)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus (including the Prospectus) required to be filed pursuant to such Rule, and to file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act.

(d)          To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)          Not to take any  action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)          To advise the Representatives promptly (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any issuer free writing prospectus or any Permitted Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed, (iv) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or (v) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as practicable.

(g)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h)          If, during such period after the first date of the Offering as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i)          If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be issued and sold, the Company will use commercially reasonable efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as practicable; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(j)          To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the Offering of the Shares.

(k)          Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(l)          To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(m)          To use its commercially reasonable efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(n)          During the period beginning on the date hereof and ending 180 days after the date of the Prospectus, and without the prior written consent of the Representatives with the authorization to release the lock-up letter on behalf of the Underwriters, not to (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Shares or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the Offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (iv) publicly disclose or announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above.  The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be issued and sold hereunder, (B) the grant of options to purchase Common Shares pursuant to the Company’s share option plans under the terms of such plans in effect on the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, or the sale of Common Shares to employees pursuant to the Company’s employee share purchase plans and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or the filing of a registration statement on Form S-8 to register the Common Shares issuable under such plans), (C) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Representatives have been advised in writing, or (D) the issuance of Common Shares or securities exercisable for, convertible into or exchangeable for Common Shares in connection with any acquisition, merger, amalgamation, collaboration, licensing or other joint venture or strategic transaction involving the Company in an amount not to exceed 10% of the Company’s outstanding Common Shares as of the Closing Date, provided further that, in the case of an issuance pursuant to this clause (D), any recipient of Common Shares shall have executed and delivered to the Representatives a lock-up agreement in the form of Exhibit A hereto.  If the Representatives agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(h) above for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(o)          To prepare, if the Representatives reasonably request, a final term sheet relating to the Offering, containing only information that describes the final terms of the Offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date on which the final terms have been established for the Offering.

(p)          To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(q)          Not to take, directly or indirectly, any action designed to, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(r)          Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(s)          To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

(t)          To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(u)          To use its commercially reasonable efforts to cause the Securities to be eligible for clearance through DTC.

(v)          To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the lock-up period described in Section 6(n) above.

(w)          If at any time following the distribution of any Permitted Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Permitted Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

7.          Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with a “blue sky” memorandum which when taken together with all fees and expenses pursuant to clause (iv) below, shall not exceed $35,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the Offering of the Shares by FINRA, which when taken together with all fees and expenses pursuant to clause (iii) above, shall not exceed $35,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, food and lodging expenses of the representatives and officers of the Company and any such consultants, provided, however, that the Underwriters shall pay for 50% of the costs and expenses of any chartered flight used in connection with the road show presentation on which there is or is planned to be a representative of the Underwriters and a representative of the Company, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and the preparation of any prospectus wrappers or disclosures deemed advisable or necessary to comply with foreign securities laws, (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

Except as expressly set forth herein, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.  Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 10(c) hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, then the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or in furtherance of the Offering; provided, however, that such reimbursement shall not exceed $350,000.

8.          Indemnity and Contribution.  a) The Company agrees to indemnify and hold harmless each Underwriter and its directors and officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim, action or other proceeding (any of the foregoing being a “Loss”), caused by, arising out of or based upon i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment or supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable under this Section 8(a) to the extent that such Losses are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) and (b) above, but with respect to any and all Losses caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment, supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such Losses are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)          In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing provided that the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate law firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section.  In the case of any such separate law firm for the Underwriters and such control persons and affiliates of any Underwriters, such law firm shall be designated in writing by the Representatives.  In the case of any such separate law firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into in good faith more than 60 days after receipt by such indemnifying party of the aforesaid request and more than 60 days after the receipt by the indemnifying party of the terms of such settlement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request and in good faith shall not have contested the reasonableness of such fees and expenses, in each case, prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on Losses that are the subject matter of such proceeding.

(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (after deducting underwriting commissions and discounts, but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.          Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Shares, prior to the Option Closing Date (a) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (b) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established, or maximum ranges for prices have been required, on, or by, as the case may be, the Exchange, or by order of the Commission or FINRA or any other governmental authority, (c) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over‑the‑counter market, (d) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (e) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities, (f) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (g) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (f) or (g), in the Representatives’ judgment, is material and adverse and is materially impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

10.          Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)          If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (the “Defaulted Shares”), then the non-defaulting Underwriters shall have the right in their discretion to arrange for the purchase by one or more of the non-defaulting Underwriters, or any other underwriters satisfactory to the Company, of all but not less than all of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If within 36 hours after such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Defaulted Shares, then the Company shall be entitled to a further period of 36 hours (which may be waived by the Company) within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase the Defaulted Shares on such terms as are acceptable to the Company. In the event that, within the respective prescribed periods, the Representatives notify the Company that the non-defaulting Underwriters have so arranged for the purchase of the Defaulted Shares, or the Company notifies the Representatives that it has so arranged for the purchase of the Defaulted Shares, the Representatives or the Company shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to the Defaulted Shares.

(c)          If, after giving effect to any arrangements for the purchase of Defaulted Shares by the non-defaulting Underwriters or the Company as provided in subsection (b) above, the aggregate number of Defaulted Shares that remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase under this Agreement at the Closing Date or an Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Defaulted Shares for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d)          If, after giving effect to any arrangements for the purchase of Defaulted Shares by the non-defaulting Underwriters or the Company as provided in subsection (b) above, the aggregate number of Defaulted Shares that remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased on the Closing Date or an Option Closing Date, as the case may be, and if the Company does not exercise the right described in subsection (c) above to require the non-defaulting Underwriters to purchase the Defaulted Shares, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to sell the Additional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be borne by the Company and the Underwriters as provided in Section 7 and the indemnification and contribution agreements in Section 8 hereof; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

(e)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages causes by its default.

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Entire Agreement; No Advisory or Fiduciary Relationship.  (a) This Agreement represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Shares.

(b)          The Company acknowledges that in connection with the Offering:  (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its, her or his respective legal, accounting, regulatory and tax advisors to the extent that it, she or he deemed appropriate; and (iv) the Underwriters may have interests that differ from those of the Company.  The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

13.          Intended Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any individual or entity, other than the Underwriters, the Company and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement is intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

14.          Partial Unenforceability.  The invalidity or unenforceability of any Section, subsection, paragraph, clause or other provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph, clause or other provision hereof.  If any Section, subsection, paragraph, clause or other provision of this Agreement is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

15.          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  An executed counterpart of a signature page of this Agreement delivered by facsimile, e-mail or other electronic means, shall be deemed to have, for all purposes, the same force and legal effect as delivery of an original, manually executed counterpart of this Agreement.

16.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.          TRIAL BY JURY.  THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SUBSIDIARIES, SHAREHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.          Research Analyst Independence. The Company acknowledges that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Shares and/or the Offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any Underwriter’s investment banking division.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

20.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the parties as follows:

(a)          If to the Underwriters, to:

Robert W. Baird & Co. Incorporated
Attention:
227 West Monroe Street
Chicago, IL 60606
Fax: _______________

with a copy to:

Legal Department
Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Fax: (414) 298-7800

Piper Jaffray & Co.
Attention: Equity Capital Markets
U.S. Bancorp Center, 800 Nicollet Mall
Minneapolis, Minnesota 55402

with a copy to:

General Counsel
Piper Jaffray & Co.

_________________________

_________________________

Fax:_____________________

(b)          If to the Company, to:

IBEX Holdings Limited
1700 Pennsylvania Avenue NW, Suite 560
Washington, DC 20006
Attn: Mohammed Khaishgi (mohammed.khaishgi@trgworld.com)

with a copy to:

DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, New York 10020-1104
Attn: Christopher C. Paci (Christopher.Paci@dlapiper.com) and David Schwartz (David.Schwartz@dlapiper.com)

21.          Judgment Currency. The Company  agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22.          Waiver of Immunity. To the extent that any party hereto has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, or any political subdivision thereof or (ii) the United States or the State of New York from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby, each party hereto hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23.          Submission to jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party, as applicable, and may be enforced in any court to the jurisdiction of which such party, as applicable, is subject by a suit upon such judgment.  The Company irrevocably appoint Mohammed Khaishgi, Chief Executive Officer, IBEX Holdings Limited, 1700 Pennsylvania Avenue NW, Suite 560, Washington, DC 20006, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company, as the case may be, by the person serving the same to the address provided in this Section 23, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company further agrees to take any and all commercially reasonable action to maintain such designation and appointment of such authorized agent in full force and effect.

Very truly yours,

IBEX HOLDINGS LIMITED

By:
Name:
Title:

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

By:
Name:
Title:

PIPER JAFFRAY & CO.

By:
Name:
Title:

Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto

SCHEDULE I
Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased Upon Exercise in Full of Underwriter’s Option to Purchase Additional Shares

Robert W. Baird & Co. Incorporated

Piper Jaffray & Co.

SunTrust Robinson Humphrey, Inc.

William Blair & Company

Total

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated ______________, 2018

2.	[permitted free writing prospectuses filed by the Company under Rule 433(d) under the Securities Act]

3.	[orally communicated pricing information to be included below on this Schedule II if a final term sheet is not used, including the following:] [information to be discussed]

Number of Firm Shares to be Issued and Sold:  _________________

Number of Shares Subject to Over-Allotment Option: ______________

Initial Price to the Public: $____ per share

EXHIBIT A

FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS,
DIRECTORS AND CERTAIN SHAREHOLDERS

______, 2018

ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY & CO.
c/o Robert W. Baird & Co. Incorporated
227 West Monroe Street
Chicago, Illinois 60606

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated and Piper Jaffray & Co. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with IBEX Holdings Limited, a company organized under the laws of Bermuda (the “Company”) and the selling shareholder named therein, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I of the Underwriting Agreement (the “Underwriters”), including the Representatives, of common shares, par value $0.0001, of the Company (the “Common Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) directly or indirectly offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any Common Shares, any options or warrants to purchase any Common Shares, or any securities convertible into or exercisable or exchangeable for or that represent the right to receive Common Shares, (2) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, (3) file or approve the filing of any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or make any demand for or exercise any right with respect to (other than piggyback registration rights, if any) the registration of any Common Shares or the filing of any registration statement with respect thereto, or (4) publicly disclose or announce an intention to effect any transaction specified in clause (1), (2) or (3).  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer by the undersigned of Common Shares except in compliance with this lock-up agreement.

The foregoing restrictions shall not apply to:

(a)	the sale of the Common Shares in the Public Offering,

(b)
sales of Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions,

(c)	transfers of Common Shares or any security convertible into Common Shares as a bona fide gift or gifts, or by will or intestacy upon the death of the undersigned,

(d)
transfers by will or estate or intestate succession to the undersigned’s immediate family, or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family (for purposes of this letter, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), or to a charitable organization,

(e)
transfers pursuant to a court or regulatory agency order, a qualified domestic relations order or in connection with a divorce settlement, provided that any filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the undersigned that is required to be made during the Restricted Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law,

(f)
transfers or distributions, if the undersigned is not a natural person, of Common Shares or any security convertible into Common Shares to limited or general partners, members, subsidiaries,  shareholders or affiliates of the undersigned to the extent the undersigned is a partnership, limited liability company, corporation or other business entity,

(g)
the exercise of any options to purchase Common Shares or the vesting, award, delivery or settlement of Common Shares and the receipt by the undersigned from the Company of Common Shares thereunder, in each case pursuant to the Company’s share option or equity-based compensation plans that are described in the registration statement and prospectus related to the Public Offering, and sales of such Common Shares  in transactions exempt from Section 16(b) of the Exchange Act that are issued upon exercise of such options or warrants or such vesting, award, delivery, settlement or receipt in order to pay or provide for any taxes due on such exercise, vesting, delivery, settlement or receipt or to pay the exercise price therefor, provided that, if required, any public report or filing under the Exchange Act will clearly indicate in the footnotes thereto that the filing relates to the exercise of a share option, that no shares were sold to the public by the reporting person and that the shares received upon exercise of the share option are subject to a lock-up agreement with the Underwriters of the Public Offering or that such dispositions to the Company or withholding by the Company of shares or securities was solely to the Company pursuant to the circumstances described in this clause (g),

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(h)
a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the transfer of Common Shares that does not in any case provide for the transfer of Common Shares during the Restricted Period;

provided that (i) in the case of any transfer, distribution or issuance pursuant to clause (c), (d), (e), (f) or (g) each donee, heir, legatee, trustee, distributee, transferee or recipient shall sign and deliver (or has signed and delivered) a lock‑up letter substantially in the form of this letter for the balance of the Restricted Period, (ii) other than transfers pursuant to clauses (a), (b), (e), (g) or the entering into of a plan pursuant to clause (h), no filing under the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall voluntarily be made during the Restricted Period, and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of a plan pursuant to clause (h), such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.

The undersigned understands that, if the undersigned is an officer or director of the Company, (1) this agreement shall be applicable to any issuer-directed shares that the undersigned may purchase in the Public Offering, (2) the Representatives will notify the Company at least three business days before the effective date of any release or waiver of the foregoing restrictions, (3) the Company will announce the impending release or waiver by a press release through a major news service announcing such waiver or release, and (4) any release or waiver granted by the Representatives under this agreement will only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
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The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

It is understood that, if (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering, (ii) the Representatives notify the Company and Selling Shareholders that the Underwriters do not intend to proceed with the Public Offering, (iii) the Registration Statement on Form F-1 is withdrawn; (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares or (v) the Public Offering is not completed by March 31, 2018, this lock-up agreement shall be terminated and be of no further force or effect.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

(Name)

(Address)

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